SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 27, 2004


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                             61-0712014
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 27, 2004, Steel Technologies Inc. issued a press release announcing its financial results for the fourth quarter and year ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of this section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

    Exhibit No.                         Description of Exhibit

      99 Press release issued by Steel Technologies on October 27, 2004, regarding the financial results for the fourth quarter and year ended September 30, 2004



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
            (Registrant)




By   /s/Joseph P. Bellino
     --------------------------
        Joseph P. Bellino
        Chief Financial Officer


Dated:  October 27, 2004

                                   EXHIBIT 99

                                  NEWS RELEASE

Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110


                 STEEL TECHNOLOGIES REPORTS RECORD QUARTERLY AND
                         FULL YEAR SALES AND NET INCOME
                                 --------------
   Fourth Quarter Net Income Reaches $15.4 Million or $1.18 Per Diluted Share
                                 --------------
           Company Comments on Volume Growth and Marketing Performance


LOUISVILLE, Ky. (October 27, 2004) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported record results for the fourth quarter and fiscal year ended September 30, 2004. For the three months ended September 30, 2004, sales increased 88% to a record $239.2 million from $127.0 million for the same period a year ago. Net income for the quarter increased to a record $15.4 million or $1.18 per diluted share compared with net income of $2.4 million or $0.24 per diluted share in the year-earlier period, on approximately 32% more weighted average diluted shares outstanding, which resulted from the Company's successful completion of a secondary stock offering of 2.9 million shares in March.

     For the fiscal year ended September 30, 2004, sales rose 53% to a record $786.8 million from $512.7 million for the same period last year. Net income for fiscal 2004 increased to a record $35.2 million or $3.05 per diluted share from $9.2 million or $0.92 per diluted share for fiscal 2003, on approximately 17% more weighted average diluted shares outstanding.

     "In 2004, we achieved record performance and improved volume across all facilities and regions as a result of broader market penetration and the improving economic environment," said Bradford T. Ray, Chairman and Chief
Executive Officer. "We finished the year with strong momentum, as record shipments for the quarter exceeded those in the fourth quarter of 2003 by over 30%.

     "Our financial performance reflects the positive impact from increased throughput, a strong pricing environment and recent investments supporting our growth," added Mr. Ray. "We expect the first quarter of 2005 will reflect another record performance as we continue to execute our market strategies.

                                     -MORE-

STTX Reports Year-End 2004 Results
Page 2
October 27, 2004


     "Our Mi-Tech Steel joint venture also experienced substantial growth during the quarter," Mr. Ray continued. "Its sales increased 52% over year-earlier levels, fueling a significantly higher contribution to our earnings."

     As previously reported, the Company completed a new, five-year, $135 million unsecured credit facility with its existing syndicated banking group during the quarter, which may be expanded to $200 million under certain circumstances. In addition, in October the Company issued $50 million of unsecured Senior Notes in a private placement. The notes have an average term of
9.4 years at a blended interest rate of 5.67%.

     "We are pleased to have arranged additional borrowing capacity recently, which supports our goal of exploring business strategies that leverage Steel Technologies' broad range of value-added resources," concluded Mr. Ray.

     A live broadcast of Steel Technologies' conference call will begin at 10:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through November 27, 2004. A link to this event will be available at the Company's website.

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, railcar, construction, hardware, and consumer goods. The Company has 21 facilities, including its joint-venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                     -MORE-

STTX Reports Year-end 2004 Results
Page 3
October 27, 2004



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                     September 30   September 30
(In thousands)                                           2004           2003
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   2,273       $   2,758
   Trade accounts receivable, net ..............        123,546          74,595
   Inventories .................................        178,490          84,301
   Deferred income taxes .......................          2,471           1,198
   Prepaid expenses and other assets ...........          5,629           4,628
                                                      ---------       ---------
      Total current assets .....................        312,409         167,480

Property, plant and equipment, net .............        108,593         106,615

Investments in and advances to
   unconsolidated affiliates ...................         22,312          19,604

Goodwill .......................................         18,148          18,148

Other assets ...................................          1,544           1,328
                                                      ---------       ---------
                                                      $ 463,006       $ 313,175
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  90,859          49,609
   Accrued liabilities .........................         14,901          10,165
   Income taxes payable ........................          6,278             -
   Long-term debt due within one year ..........            -             5,720
                                                      ---------       ---------
      Total current liabilities ................        112,038          65,494

Long-term debt .................................        114,000          94,680
Deferred income taxes ..........................         18,295          14,872
Other long-term liabilities ....................            424             188
                                                      ---------       ---------
      Total liabilities ........................        244,757         175,234
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            -               -
   Common stock.................................         69,466          20,371
   Treasury stock...............................        (24,238)        (23,169)
   Additional paid-in capital ..................          5,170           5,098
   Retained earnings ...........................        174,025         141,073
   Accumulated other comprehensive loss ........         (6,174)         (5,432)
                                                      ---------       ---------
     Total shareholders' equity ................        218,249         137,941
                                                      ---------       ---------
                                                      $ 463,006       $ 313,175
                                                      =========       =========




                                     -MORE-

STTX Reports Year-end 2004 Results
Page 4
October 27, 2004

                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended    Twelve Months Ended
except per share data)                    September 30           September 30
--------------------------------------------------------------------------------
                                        2004       2003       2004       2003
                                      ------------------------------------------
Sales ................................ $239,180   $126,952   $786,852  $512,704
Cost of goods sold ...................  204,774    116,194    695,684   467,780
                                       --------   --------   --------  --------
      Gross profit ...................   34,406     10,758     91,168    44,924

Selling, general and
   administrative expenses ...........    9,973      6,956     34,347    28,153
Equity in net income of
   unconsolidated affiliates .........      919        354      2,852     1,058
                                       --------   --------   --------   --------
   Operating income ..................   25,352      4,156     59,673    17,829

Interest expense, net ................      936      1,069      4,029     4,906
Loss (gain) on disposals/writeoffs of
   property, plant and equipment .....       12       (282)        32      (369)
                                       --------   --------   --------   --------
   Income before income taxes ........   24,404      3,369     55,612    13,292

Provision for income taxes ...........    9,035        971     20,406     4,140
                                       --------   --------   --------   --------
   Net income ........................ $ 15,369   $  2,398   $ 35,206   $ 9,152
                                       ========   ========   ========   ========

Diluted weighted average number of
   common shares outstanding .........   13,028      9,887     11,533     9,899
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   1.18   $   0.24   $   3.05   $  0.92
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........   12,777      9,765     11,284     9,748
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   1.20   $   0.25   $   3.12   $  0.94
                                       ========   ========   ========   ========

Cash dividends per common share ...... $    -     $    -     $   0.20   $  0.20
                                       ========   ========   ========   ========



                                      -END-